UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2005

CareDecision Corporation. (OTCBB: CDED)

(Exact name of Registrant as specified in charter)

Nevada	000-33187	91-2105842
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification)

2660 Townsgate Road, Suite 300, Westlake Village, CA	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(805) 446-1973

ITEM 7.01 REGULATION FD DISCLOSURE

On February 17, 2005, CareDecision Corporation (“CareDecision”) [OTCBB: CDED] and its subsidiaries, Pharma Tech Solutions, Inc. and Medicius, Inc., announced the closure of its acquisition of CareGeneration, Inc. into CareDecision's subsidiary Pharma Tech Solutions, Inc., which will now assume the businesses and manage the associated properties of CareGeneration, Inc.

This acquisition creates a combined company that possesses expertise in the development and delivery of wireless solutions for handheld devices, specifically software to facilitate the Company's important entry into retail prescription drug distribution channels serving America's forty-plus million uninsured and under-insured, e-prescribing initiatives, and the distribution of bulk pharmaceuticals.  The Company also possesses Wholesale Drug Distribution Licenses in Indiana and Illinois, and an FDA-approved drug distribution warehouse facility in Carthage, Illinois.

Our recent distribution agreements are already providing legacy CareDecision with additional revenue and cash flow streams and have enabled us to begin the work of linking our wireless applications to this drug distribution infrastructure and to connect physicians and clinics serving the uninsured to our unique prescription delivery system.

We plan to integrate the wireless handheld software capabilities belonging to CareDecision and its subsidiaries and our newly obtained drug distribution capabilities.  Management believes this merger will provide the opportunity to leverage unique capabilities with real-world delivery channels.

Date:

February 25, 2005.

CareDecision Corporation

/s/ Keith Berman
Keith Berman, CFO

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